Exhibit 5.1  Opinion re: legality

                                 WILLIAM G. HU
                                ATTORNEY AT LAW
                            72-11 110TH STREET, #1G
                            FOREST HILLS, NY 11375

PHONE: (718) 261-2329                                      FAX: (217) 261-1581

                                        April 2, 2003

Board of Directors
MedVision Capital Corporation
2000 Hamilton Street, #520
Philadelphia, Pennsylvania 19130-3883

Re:    MedVision Capital Corporation Registration Statement on Form SB-2

Gentlemen:

       We have been retained by MedVision Capital Corporation (the "Company")
in connection with the Registration Statement (the "Registration Statement") on
Form SB-2, to be filed by the Company with the Securities and Exchange
Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

       In connection with the request, we have examined the following:

       1. Articles of Incorporation of the Company;
       2. Bylaws of the Company;
       3. The Registration Statement; and
       4. Unanimous consent resolutions of the Company's Board of Directors.

       We have examined such other corporate records and documents and have made such other examinations, as we have deemed relevant.

       Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-
assessable under the corporate laws of the State of Delaware.

       We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                              Sincerely,

                                              /s/ William G. Hu
                                              -----------------------------
                                              William G. Hu